Exhibit 10.2


                          VOTING AND SUPPORT AGREEMENT

     VOTING AND SUPPORT AGREEMENT dated as of August 23, 2005 between The Hain Celestial Group, Inc., a Delaware corporation ("Parent"), and Jethren Phillips (the "Shareholder"), a shareholder of Spectrum Organic Products, Inc., a California corporation (the "Company").

     WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement) providing for, among other things, the merger of the Company with and into a California limited liability company that is a wholly owned subsidiary of Parent ("Parent Subsidiary"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, as of the date hereof, Shareholder owns the number of Company Shares set forth on Appendix A hereto (of record or beneficially) (such Company Shares being referred to herein as the "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options or other securities convertible into voting stock), being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Shareholder enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                                AGREEMENT TO VOTE

     Section 1.01. Voting. Shareholder hereby agrees that during the time this Agreement is in effect Shareholder shall (or shall cause the relevant record holder(s) to), in connection with any meeting or action by written consent of the shareholders of the Company: (a) vote his Voting Shares (as defined below) in favor of adoption of the Merger Agreement; (b) vote his Voting Shares against any action or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement; and (c) vote his Voting Shares against any action or agreement that could reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger, including, without limitation any (i) Takeover Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the

Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, (iv) material change in the policies or management of the Company, (v) election of new members to the board of directors of the Company, (vi) material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's Articles of Incorporation or Bylaws, (vii) other material change in the Company's corporate structure or business or (vii) other matter relating to, or in connection with, any of the foregoing matters. For purposes of this Agreement, "Voting Shares" shall mean 18,577,877 Company Shares plus that number of additional Subject Shares necessary to represent an aggregate of 40% of all Company Shares eligible to vote or act by written consent at the record date.

     Section 1.02. Grant Of Irrevocable Proxy. (a) Shareholder hereby grants to Parent, and to each officer of Parent, a proxy to vote his Voting Shares as indicated in Section 1.01. Shareholder intends this proxy to be, and this proxy is, irrevocable and coupled with an interest and Shareholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to his Voting Shares. Such irrevocable proxy is executed and intended to be irrevocable in accordance with California law. The irrevocable proxy granted in this Section 1.02 shall expire in accordance with
Section 5.14 hereof.

          (b) Shareholder represents that any proxies heretofore given in respect of the Voting Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

     Section 1.03. Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or actions as a director, officer or employee of the Company or any subsidiary of the Company. Shareholder is signing and entering into this Agreement solely in his capacity as the beneficial owner of his Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him in his capacity as an employee, officer or director of the Company or any subsidiary of the Company.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     Shareholder represents and warrants to Parent as follows:

     Section 2.01. Ownership Of Original Shares. Shareholder is the beneficial owner of, and has good and marketable title to, the number of Original Shares set forth on Appendix A hereto, free and clear of any Liens. As of the date hereof, Shareholder does not own (of record or beneficially) any shares of capital stock of the Company other than his Original Shares. Shareholder has the sole right to Transfer (as defined below) and direct the voting of his Original Shares, and none of his Original Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Original Shares, except as set forth in this Agreement.

     Section 2.02. Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Shareholder will not violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

     Section 2.03. No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Shareholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Subject Shares or other properties or assets of Shareholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Shareholder is a party or by which the Subject Shares or Shareholder's other properties or assets are bound.

     Section 2.04. Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Shareholder as follows:

     Section 3.01. Power; Binding Agreement. Parent has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

                                   ARTICLE 4
                            COVENANTS OF SHAREHOLDER

     Section 4.01. Covenants of Shareholder. Shareholder agrees as follows:

          (a) Except as set forth herein and in the Merger Agreement, Shareholder shall not:

          (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, his Subject Shares to any person, other than Parent or Parent's designee; provided that three months prior to the expiration of any option to purchase Company Shares in accordance with its terms, Shareholder may Transfer, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares in connection with the exercise (cashless or otherwise) of that option to purchase Company Shares in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by Shareholder in connection with such exercise;

          (ii) enter into, or otherwise subject his Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to his Subject Shares; or

          (iii) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated to be performed by him hereunder.

          (b) Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that Shareholder may have with respect to his Subject Shares.

          (c) Shareholder hereby agrees that any attempted Transfer in violation of Section 4.01(a)(i) shall be null and void.

     Section 4.02. No Solicitation; Other Offers. Shareholder acknowledges and agrees to be bound by the obligations applicable to Shareholder as set forth in
Section 8.5 of the Merger Agreement.

     Section 4.03. Further Assurances. Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote his Voting Shares as contemplated by Section 1.02. Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                    ARTICLE 5
                                 MISCELLANEOUS

     Section 5.01. Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 5.02. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not to be performed in accordance with their specific terms or were to be otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that in such circumstances the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 5.03. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

                  (a) if to Parent to:

                  The Hain Celestial Group, Inc.
                  58 South Service Road
                  Melville, New York 11747
                  Attention:  Chief Financial Officer
                  Telecopy No.:  (631) 730-2561

                  with a copy (which shall not constitute notice) to:

                  Cahill Gordon & Reindel LLP
                  80 Pine Street
                  New York, New York 10005
                  Attention:  Geoffrey E. Liebmann
                  Telecopy No.:  (212) 269-5420

                  (b) if to Shareholder, to his address listed on the books of the Company:

                  with a copy (which shall not constitute notice) to:

                  Cooley Godward LLP
                  One Maritime Plaza, 20th Floor
                  San Francisco, CA  94111
                  Facsimile No.:  (415) 951-3699
                  Attention:  Susan Philpot, Esq.

or to any other address or facsimile number as that party may hereafter specify for this purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received before 5 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 5.04. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

     Section 5.05. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any the party hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties and any such purported assignment without such prior written consent shall be null and void; provided that Parent may assign this Agreement and any of their respective rights, interests and obligations hereunder to any of its respective direct or indirect subsidiaries without such prior written consent, but no such assignment shall relieve either such party of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Shareholder agrees as to himself, severally and not jointly, that this Agreement and his obligations hereunder shall attach to his Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's heirs, guardians, administrators or successors.

     Section 5.06. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of Shareholder and Parent irrevocably submits to the exclusive jurisdiction of any California state or federal court sitting in the State of California in any action arising out of or relating to this Agreement, hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such California state or federal court, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     Section 5.07. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 5.08. Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that in no event will Parent or Parent Subsidiary, on the one hand, or the Company, on the other, be considered an affiliate of the other such party(ies).

     Section 5.09. Stop Transfer Restriction; Legend.

          (a) In furtherance of this Agreement, Shareholder shall, and authorizes Parent to, deliver written instructions to the Company and the Company's transfer agent (a) that there is a stop transfer restriction with respect to all of his Subject Shares (and that this Agreement places limits on the voting and Transfer of his shares); provided that each such notification to the Company's transfer agent in accordance with this Section 5.09 shall provide that the relevant stop transfer restriction shall not limit the exercise by that Shareholder of any options to purchase Company Shares, or the transfer of his Subject Shares in compliance with Section 4.01.

          (b) Stockholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect: "The shares of common stock evidenced by this certificate are subject to a Voting and Support Agreement dated August 23, 2005, entered into by the record owner of such shares and The Hain Celestial Group, Inc." Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

     Section 5.10. Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 5.11. Severability. Whenever possible, each provision of this Agreement will be interpreted in a such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 5.12. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 5.13. Binding Effect On Signatories. Once this Agreement has been executed by Parent, this Agreement shall be binding upon Shareholder when he executes this Agreement.

     Section 5.14. Expiration. This Agreement and the rights and obligations of the respective parties hereto under this Agreement, including the irrevocable proxy granted in Section 1.02, shall terminate, and be of no further force or effect, on the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement by written notice from Parent to Shareholder and (C) the termination of the Merger Agreement in accordance with its terms; provided that Sections 5.01, 5.03, 5.06, 5.08, 5.10, 5.12 and 5.15 shall survive any such termination.

     Section 5.15. Nonsurvival Of Representations And Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or any termination of this Agreement. This Section 5.15 shall not limit any covenant or agreement of a party that by its terms expressly contemplates performance after the Effective Time.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be signed, in the case of Parent, by its officers thereunto duly authorized, as of the date first written above.


                                       THE HAIN CELESTIAL GROUP, INC.


                                       By:  /s/ Ira J. Lamel
                                            ------------------------------------
                                             Name:    Ira J. Lamel
                                             Title:   Executive Vice President
                                                      andChief Financial Officer


                                       JETHREN PHILLIPS


                                       /s/ Jethren Phillips
                                        ----------------------------------------

                                                                     Appendix A

                                 Original Shares

                               Company Shares                 Company Shares
Shareholder                    owned of record              beneficially owned
-----------                    ---------------              ------------------

Jethren Phillips            26,950,000                           27,025,000